UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2014

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
364-Day Senior Unsecured Revolving Credit Facility
On February 4, 2014 (the “Revolving Credit Facility Closing Date”), Toll Brothers, Inc. (the “Registrant”) and its wholly-owned subsidiary, First Huntingdon Finance Corp. (the “Borrower,” and together with the Registrant, the “Company”), closed on the previously announced 364-day senior unsecured revolving credit facility by entering into a credit agreement dated as of February 4, 2014 (the “Credit Agreement”), by and among the Company, the lenders party thereto and Citibank, N.A. (“Citibank”), as administrative agent.
The Credit Agreement provides for an unsecured revolving credit facility (the “Revolving Credit Facility”) to be made available to the Borrower, from time to time after the Revolving Credit Facility Closing Date and prior to the termination date of the Revolving Credit Facility, in the amount of $500 million (“Aggregate Revolving Credit Commitment”). The Company may select interest rates for the Revolving Credit Facility equal to (i) LIBOR plus an applicable margin, (ii) the base rate (which is defined as the greatest of (a) Citibank’s prime rate, (b) the federal funds effective rate plus 1/2 of 1% and (c) one-month LIBOR plus 1%) plus an applicable margin or (iii) the federal funds / Euro rate (which is defined as the greater of (a) the sum of the federal funds effective rate plus an applicable margin plus 0.25% and (b) one-month LIBOR), with the applicable margin, in each case, based on the Registrant’s leverage ratio. The Company is obligated to pay an undrawn commitment fee, which is based on the average daily unused amount of the Aggregate Revolving Credit Commitment and the Registrant’s leverage ratio. Any proceeds from borrowings under the Revolving Credit Facility may be used for lawful, general business purposes.
Under the terms of the Credit Agreement, the Registrant is not permitted to allow its maximum leverage ratio (as defined in the Credit Agreement) to exceed 1.75:1.00 and is required to maintain a tangible net worth (as defined in the Credit Agreement) of no less than approximately $2.22 billion (subject to adjustments as provided in the Credit Agreement). The Revolving Credit Facility is subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, failure to pay other material indebtedness, or another person or group becoming beneficial owner of 50% or more of the Registrant’s outstanding voting stock. The Aggregate Revolving Credit Commitments will terminate, and amounts owing under the Revolving Credit Facility will become due and payable, on February 3, 2015.
The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors under the Credit Agreement.
Citibank, Deutsche Bank AG New York Branch, The Royal Bank of Scotland PLC, SunTrust Bank and PNC, National Association, each a participant in the Revolving Credit Facility, currently provide, and they and other participants may in the future provide, other general banking services to the Company.
A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed herewith.
Senior Unsecured Term Loan
On February 3, 2014, (the "Term Loan Closing Date"), the Company closed on a 5-year senior unsecured term loan facility by entering into a credit agreement dated as of February 3, 2014 (the “Term Loan Agreement”), by and among the Company, the lenders party thereto and SunTrust Bank, as administrative agent (“SunTrust”).
The Term Loan Agreement provides for a senior unsecured term loan facility (the “Term Loan Facility”) in the amount of $485 million. The full amount of the Term Loan Facility will be borrowed by the Borrower on the Term Loan Closing Date. The Term Loan Facility has an additional term loan feature under which the Company may, subject to certain conditions set forth in the Term Loan Agreement, request additional term loans in an aggregate principal amount not to exceed $400 million, although no lender is obligated to provide such additional term loans. The Company may select interest rates for the Term Loan Facility equal to (i) LIBOR plus an applicable margin, (ii) the base rate (which is defined as the greatest of (a) SunTrust’s prime rate, (b) the federal funds effective rate plus 1/2 of 1% and (c) one-month LIBOR plus 1%) plus an applicable margin or (iii) the federal funds / Euro rate (which is defined as the greater of (a) the sum of the federal funds effective rate plus an applicable margin plus 0.25% and (b) one-month LIBOR), with the applicable margin, in each case, based on the Registrant’s leverage ratio. Any proceeds from borrowings under the Term Loan Facility may be used for lawful, general business purposes.
Under the terms of the Term Loan Agreement, the Registrant is not permitted to allow its maximum leverage ratio (as defined in the Term Loan Agreement) to exceed 1.75:1.00 and is required to maintain a tangible net worth (as defined in the

Term Loan Agreement) of no less than approximately $2.22 billion (subject to adjustments as provided in the Term Loan Agreement). The Term Loan Facility is subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, failure to pay other material indebtedness, or another person or group becoming beneficial owner of 50% or more of the Registrant’s outstanding voting stock. The Term Loan Facility will mature, and amounts owing under the Term Loan Facility will become due and payable, on February 3, 2019.
The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors under the Term Loan Agreement.
SunTrust Bank,Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Capital One, National Association, Wells Fargo Bank, National Association, The Bank of New York Mellon, Beneficial Mutual Savings Bank, Fifth Third Bank, PNC Bank, National Association and Mega International Commercial Bank, each a participant in the Term Loan Facility, currently provide, and they and other participants may in the future provide, other general banking services to the Company.
A copy of the Term Loan Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement filed herewith.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On February 4, 2014, the Registrant completed its acquisition of Shapell Industries, Inc. (“Shapell”) pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated November 6, 2013, with Shapell Investment Properties, Inc. (“SIPI”). Pursuant to the Purchase Agreement, the Registrant acquired, for cash, all of the equity interests in Shapell from SIPI for an aggregate purchase price of approximately $1.60 billion (the “Acquisition”). The purchase price is subject to post-closing adjustment in accordance with the terms of the Purchase Agreement. The Registrant financed the Acquisition with a combination of borrowings under its $1.035 billion unsecured revolving credit facility, as well as with proceeds from debt and equity financings and from the Term Loan Facility described under Item 1.01 above.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on November 7, 2013, and is incorporated herein by reference. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Registrant, Shapell or any of their respective subsidiaries or affiliates.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On February 3, 2014, the Company entered into the Term Loan Agreement more specifically described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.
On February 4, 2014, the Company entered into the Credit Agreement more specifically described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS
On February 5, 2014, the Company issued a press release announcing the completion of the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Item

10.1*	Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc., the lenders party thereto and Citibank, N.A., as Administrative Agent dated February 4, 2014
10.2*	Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc., the lenders party thereto and SunTrust Bank, as Administrative Agent dated February 3, 2014
99.1*	Toll Brothers, Inc. Press Release dated February 5, 2014

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	February 5, 2014	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer